EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-293349 on Form N-2 of our reports dated August 20, 2026, relating to the consolidated financial statements of Prospect Capital Corporation and the effectiveness of Prospect Capital Corporation’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Prospect Capital Corporation for the year ended June 30, 2026.

/s/ DELOITTE & TOUCHE LLP

New York, New York
August 20, 2026